Exhibit 10.1 TRANSITION AGREEMENT THIS TRANSITION AGREEMENT (the “Agreement”), dated August 26, 2024 (the “Effective Date”) is entered into by Criteo Corp. (the “Company”), and Megan Clarken (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Management Agreement, dated October 2, 2019 as amended by the Amendment to Management Agreement dated November 22, 2019 by and between the Company and Executive (collectively the “Management Agreement”). RECITALS WHEREAS, Executive currently serves as the Chief Executive Officer of the Company pursuant to the Management Agreement; WHEREAS, Executive intends to (i) retire from the Company at the conclusion of the Transition Period (as defined below) after the Company identifies a successor Chief Executive Officer and (ii) resign from the Board of Directors of Criteo S.A. (the “Board”) at such time when she ceases to serve as Chief Executive Officer of the Company; and WHEREAS, the Company and Executive (together, the “Parties”) each desire to enter into this Agreement to set forth the Parties’ agreement regarding Executive’s employment during a transition period once a successor Chief Executive Officer commences employment. NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties agree as follows: 1. Transition. (a) Executive shall continue to serve as Chief Executive Officer of the Company under the terms of the Management Agreement until the date on which the Board appoints a successor Chief Executive Officer, provided that the Transition Period (as defined below) shall commence no later than September 1, 2025. For avoidance of doubt, if Executive’s employment with the Company is terminated prior to the Transition Date (as defined below) in a manner entitling Executive to severance payments and benefits under Section 5 of the Management Agreement, then Executive shall be entitled to receive such payments and benefits in accordance with the terms of the Management Agreement. (b) Upon the successor Chief Executive Officer commencing services with the Company (the “Transition Date”), Executive shall immediately (i) be deemed to have tendered Executive’s resignation from the Board and from the board of directors of any of the Company’s subsidiaries, (ii) cease serving as the Company’s Chief Executive Officer and (iii) remain employed by the Company in a non-executive role as a Senior Advisor to the Chief Executive Officer of the Company and the Board (“Senior Advisor”) to provide transition services on the terms and conditions set forth in Section 3 hereof, reporting to the Chief Executive Officer of the Company and the Board. As of the Transition Date, Executive shall also

2 resign from all positions Executive holds as an officer with respect to the Company and its subsidiaries and agrees to execute all further documents reasonably necessary or appropriate to further memorialize the resignations referenced herein. For avoidance of doubt, during and prior Transition Period, Executive may continue to be a member of outside boards of directors (to the extent that she was a member of such boards as of the date hereof) and engage in outside charitable and educational activities. (c) The duration of the Executive’s employment as a Senior Advisor (the “Transition Period”) shall be the period from the Transition Date until the later of (i) the date that is nine (9) months following the Transition Date or (ii) September 1, 2025. (d) The Parties acknowledge and agree that, effective as of the end of the Phase 1 Period (as defined below), Executive shall have experienced a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). 2. Compensation; Services. (a) Prior to the Transition Date. Prior to the Transition Date, so long as Executive remains employed in her current role as Chief Executive Officer, Executive shall remain eligible to receive the compensation, benefits and reimbursement of expenses provided under, and in accordance with the terms of, the Management Agreement, including with respect to Executive’s Bonus for 2024 and, subject to Section 2(b), Bonus for 2025, and any ordinary course increases in base salary consistent with other executive officers of the Company as may be approved by the Board for calendar year 2025, but excluding any grant of long-term incentive awards in 2025. (b) Phase 1 Transition. Executive’s services for the one month period following the Transition Date (the “Phase 1 Period”), shall be provided on a full-time basis to assist the Board of Directors and Chief Executive Officer of the Company to enable the orderly transition to the new Chief Executive Officer, provided that such services shall not exceed forty (40) hours per week. As consideration for the services as Senior Advisor to be provided during the Phase 1 Period hereunder, Executive shall remain eligible to receive the Base Salary and Bonus for 2024 (“2024 Bonus") provided under, and in accordance with the terms of, the Management Agreement. The 2024 Bonus shall be earned (i) as if Executive remained employed as the Chief Executive Officer of the Company in good standing and on full time basis through the relevant payment date for the 2024 Bonus, (ii) as if Executive fully satisfied any personal performance goals, and (iii) based on actual Company performance. The 2024 Bonus shall be paid to Executive at the time that the Bonus would regularly be paid to the Executive had the Executive remained employed as the Chief Executive Officer of the Company through the relevant payment date. In the event that the successor Chief Executive Officer begins employment after December 31, 2024, Executive shall be paid her Target Bonus with respect to the 2025 calendar year, prorated for the number of days worked in such calendar year until the beginning of Phase 2 Period, as defined below. Such 2025 Bonus shall be paid to Executive at the time that the Bonus would regularly be paid to the Executive had the Executive remained employed as the Chief Executive Officer of the Company through the relevant payment date. Executive acknowledges and agrees that Executive shall not be eligible to receive a grant of any

3 long-term incentive awards (whether cash or equity) during the Transition Period, including the Phase 1 Period and the Phase 2 Period (defined below). (c) Phase 2 Transition. For the remaining eight months of the Transition Period (the “Phase 2 Period”), Executive’s services shall be provided on an ad-hoc basis to assist the Board of Directors and Chief Executive Officer of the Company to assist with the orderly transition to the new Chief Executive Officer, provided that such services shall not exceed twenty percent (20%) of the average level of services that Executive rendered in the Phase 1 Period. As consideration for the services as Senior Advisor to be provided during the Phase 2 Period hereunder, the Company agrees to pay Executive a monthly salary equal to ten thousand dollars ($10,000), which shall be pro-rated for any partial month the Executive is employed as a Senior Advisor by the Company, payable in regular payroll installments and in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security, social contributions, and all other applicable taxes and authorized payroll deductions. Executive acknowledges and agrees that Executive shall not be eligible to receive any Bonus or other short-term incentive for services performed during the Phase 2 Period. (d) Long Term Incentives. Notwithstanding anything herein to the contrary, Executive’s outstanding long-term incentive awards shall continue to vest in accordance with the terms of Criteo S.A.’s equity plans and the applicable award agreements during Executive’s continued employment with the Company, including the Phase 1 Period and the Phase 2 Period, based on Executive’s continued employment and based on actual Company performance. The Parties acknowledge that neither personal performance achievement, nor full time/part time status, nor employee standing, nor holding the office of Chief Executive Officer, is a condition which determines vesting of Executive’s outstanding long-term incentive awards. (e) Benefits. Prior to and during the Transition Period, Executive (and her spouse and eligible dependents where applicable) shall remain entitled to receive all benefits that Executive was entitled to receive prior to the date hereof, including without limitation, group health, life and disability insurance and participation in the Company’s 401(k) plan, in each case, offered by the Company or the Group Companies to its other senior executive officers. The Company will pay the expenses incurred by Executive in packing, moving and shipping Executive’s personal belongings from the Company’s corporate-owned apartment in Paris, France to Executive in the United States, provided that Executive (x) promptly submits such expenses with appropriate supporting documentation in accordance with Company’s policies and (y) utilizes vendors selected by the Company. The Company may elect to pay such expenses directly to the applicable providers. Any such expenses to be reimbursed to Executive shall be paid within 30 days of submission of proper invoices by Executive, but no later than March 15th of the calendar year immediately following the year in which the Phase 2 Period ends. In addition, Executive will continue to be entitled to the Tax Assistance benefits (until the end of the second calendar month following the end of the Phase 2 Period), as more fully described in the Additional Benefits Letter, by and between the Company and Executive. (f) Expenses. During the Transition Period, the Company shall reimburse Executive for Executive’s reasonable and actual out-of-pocket expenses (including any reasonable and actual travel expenses to the extent Executive is required to travel for her role as

4 Senior Advisor) incurred in connection with her employment in accordance with the Company’s existing expense reimbursement procedures. (g) Accrued Rights. In the event of any termination of employment hereunder, for any reason, Executive shall be entitled to receive her then accrued and unpaid Base Salary and any accrued but unused vacation pay through the termination date, and any welfare and accrued and vested benefits provided by the Company in accordance with the terms of such plans (as well as reimbursement of unreimbursed business expenses). (h) Mutual Covenant. Notwithstanding anything herein to the contrary, during the Transition Period and prior to the end of the Phase 2 Period (i) Executive agrees that she shall not resign or retire from employment (other than due to her Disability or in the case of her death), and (ii) the Company agrees that Executive’s employment shall not be terminated by the Company without Cause. 3. Continuing Obligations. Executive and the Company hereby agree that Executive’s business protection covenants as set forth in Section 12 of the Protective Covenants Agreement attached as Exhibit A to the Management Agreement (the “Continuing Obligations”) shall be in effect during the Transition Period and until the first anniversary of the date on which Executive terminates employment for any reason. Executive hereby reaffirms the Continuing Obligations and acknowledges and agrees that the Continuing Obligations remain in full force and are incorporated by reference as if set forth herein and executed on the date hereof. 4. Miscellaneous. (a) Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without application of any conflict of laws principles that would result in the application of the laws of any other jurisdiction. (b) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. (c) Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by and binding upon, and may be assigned by the Company without Executive’s consent, to, any purchaser of all or substantially all of the Company’s business or assets, or to any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise). Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. (d) Notice. For the purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or sent by e-mail, certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by one Party to another Party or, if none, in the case of the Company, to the Company’s headquarters directed to the attention of the Company’s General Counsel and, in the case of the Executive, to the most recent address shown in the

5 personnel records of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof. (e) Entire Agreement; Certain Acknowledgements. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between or among the Company and Executive with respect to the subject matter hereof; provided that, except as otherwise modified by this Agreement, the Management Agreement shall continue in accordance with its terms and the terms of this Agreement following the Effective Date. Executive acknowledges that (i) Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment, (ii) Executive has had the opportunity to consult with legal counsel of Executive’s choice in connection with the drafting, negotiation and execution of this Agreement, (iii) by signing this Agreement, Executive waives any right to Resignation for Good Reason for purposes of the Management Agreement on and after the Transition Date, and agrees that the changes in employment, position, titles and responsibilities set forth herein shall not constitute Good Reason or a “good reason” under any plan or agreement entered into by and between the Company and its affiliates and Executive which contain such term or substantially similar terms, and (iv) notwithstanding anything herein to the contrary, except as specifically provided herein, Executive is not entitled to severance payments or benefits pursuant to the Management Agreement or otherwise on and after the Transition Date. (f) Headings. The headings and captions in this Agreement are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement. (g) Construction. This Agreement shall be deemed drafted equally by both the Parties, and any presumption or principle that the language is to be construed against either Party shall not apply. (h) Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. (i) Withholding. The Company shall be entitled to withhold (or to cause the withholding of) the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount thereof. (j) Section 409A. The Parties intend for the payments and benefits under this Agreement to be exempt from Section 409A or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Agreement shall be construed and administered in accordance with such intention. If any payments or benefits due to the Executive hereunder would cause the application of an accelerated or

6 additional tax under Section 409A, such payments or benefits shall be restructured in a manner which does not cause such an accelerated or additional tax. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Executive’s separation from service shall instead be paid on the first business day after the date that is six months following the Executive’s separation from service (or death, if earlier). With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in- kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits, to be provided in any other taxable year, provided, that, this clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred. [Signature Page Follows]

Exhibit 10.1 Signature Page to Transition Agreement IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written. CRITEO CORP. By: /s/ Ryan Damon Name: RYAN DAMON Title: Chief Legal and Corporate Affairs Officer EXECUTIVE /s/ Megan Clarken MEGAN CLARKEN